SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 29, 1999

                        National Service Industries, Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                      1-3208                   58-0364900
 (State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)                File Number)            Identification No.)


 1420 Peachtree St., N.E., Atlanta, Georgia                   30309-3002
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (404) 853-1000




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Item 2.  Acquisition or Disposition of Assets

         On July 29, 1999, National Service Industries, Inc. ("Parent"), a Delaware corporation, became the owner of all of the capital stock of Holophane Corporation, a Delaware corporation (the "Company"), pursuant to the merger (the "Merger") of NSI Enterprises, Inc. ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Parent, with and into the Company with the Company as the surviving corporation. At the effective time of the Merger (the "Effective Time"), the Company became a wholly-owned subsidiary of Parent. Prior to the Merger, the Company was a vertically integrated, international manufacturer and marketer of highly engineered lighting fixtures and systems for a wide range of industrial, commercial and outdoor applications. Parent presently intends that the Company will continue its business in substantially the same manner as a part of Parent's lighting equipment segment.

         The Merger was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 20, 1999, among Parent, Purchaser and the Company. Prior to the Merger, Parent consummated a tender offer (the "Offer") to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares") of the Company, at a purchase price of $38.50 per Share, net to the seller in cash, less any required withholding taxes and without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 25, 1999 (the "Offer to Purchase") and in the related Letter of Transmittal (which together with the Offer to Purchase constituted the Offer). On July 23, 1999, the Purchaser accepted for payment, pursuant to the Offer, 10,323,872 Shares. As of the Effective Time, each issued and outstanding Share (other than Shares held by the Company as treasury stock or owned by the Company, Purchaser, Parent or any of such parties' direct or indirect subsidiaries, which Shares were cancelled with no consideration delivered in exchange therefor, and other than Shares, if any, held by any stockholders who perfect their appraisal rights under the Delaware General Corporation Law) was, by virtue of the Merger and without any action by the holder thereof, converted into the right to receive the Offer Price, payable to the holder thereof, upon the surrender of the certificate formerly representing such Share. Total payments to former stockholders of the Company in the Offer and the Merger are expected to be approximately $439 million in cash. The sources of funds used in the acquisition of the Company by Parent included cash on hand and sales of commercial paper.

         The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Offer to Purchase filed by Parent and the Purchaser, as an exhibit to their Tender Offer Statement on Schedule 14D-1, as amended, a copy of which is filed as Exhibit 1 hereto, and the Merger Agreement, a copy of which is filed as Exhibit 2 hereto. A copy of the press release announcing the completion of the Offer is filed as Exhibit 3 hereto. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 4 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Business Acquired

                  To be filed by Amendment to this Current Report on Form 8-K no later than October 12, 1999.

         (b)      Pro Forma Financial Information

                  To be filed by Amendment to this Current Report on Form 8-K no later than October 12, 1999.

         (c)      Exhibits

                  1. Offer to Purchase, dated June 25, 1999 (incorporated by reference to Exhibit (a)(1) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated June 25, 1999, as amended).

                  2. Agreement and Plan of Merger, dated as of June 20, 1999, among National Service Industries, Inc., NSI Enterprises, Inc. and Holophane Corporation (incorporated by reference to Exhibit (c)(1) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated June 25, 1999, as amended).

                  3. Press Release, dated July 26, 1999 (incorporated by reference to Exhibit (a)(10) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated June 25, 1999, as amended).

                  4. Press Release, dated July 29, 1999 (incorporated by reference to Exhibit (a)(11) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated June 25, 1999, as amended).



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        NATIONAL SERVICE INDUSTRIES, INC.
                                  (Registrant)



Date: August 3, 1999                       By: /s/ Brock A. Hattox
                                                   Brock A. Hattox
                                                   Executive Vice President and
                                                   Chief Financial Officer